UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 4, 2004

CHIRON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-12798	94-2754624
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

4560 Horton Street Emeryville, CA 94608
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (510) 655-8730

Item 5.  Other Events and Regulation FD Disclosure.

In two separate transactions in May 2004, Chiron Corporation (“Chiron”) effected divestures of certain assets.

On May 14, 2004, Chiron disposed of its needle-free particle mediated delivery technology and related DNA vaccine development programs through a sale of all the shares of PowderJect Vaccines, Inc., a wholly-owned subsidiary of Chiron, and substantially all the assets held by PowderJect Pharmaceuticals Limited, PowderJect Research Limited and PowderJect Technologies Limited, each of which is a direct or indirect subsidiary of Chiron, to PowderMed Limited (“PowderMed”), a recently formed company founded by the former head of R&D of PowderJect Pharmacueticals and a number of its other former senior executives in conjunction with UK-based venture capital firms Schroder Life Sciences, Advent Venture Partners, Abingworth Management Limited and Oxford Bioscience Partners.  In consideration for the sale, Chiron and its affiliates received a minority interest in PowderMed as well as a nominal cash payment.  Also as part of the transaction, Chiron and its affiliates were granted a worldwide, royalty-free, non-exclusive license under certain of the patents transferred to PowderMed in the sale solely for use and exploitation of vaccines in delivery systems other than the needle-free particle mediated delivery technology of PowderMed.

On May 4, 2004 Chiron sold all the shares of its subsidiary SBL Vaccin AB to a company founded by former SBL executive management with support from European venture capital firms: 3i Group plc and SEB Företagsinvest.  SBL develops, manufactures, markets and distributes vaccines, including Dukoral®, an oral cholera prophylactic vaccine.  Chiron retained certain marketing rights for Dukoral® in Europe.

Chiron originally acquired the above-described assets in 2003 in connection with its acquisition of PowderJect Pharmaceuticals plc.

Press releases announcing the transactions are attached as Exhibit 99.1 and Exhibit 99.2.

Item 7.  Financial Statements, Pro Forma Financial Information Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release issued by Chiron Corporation dated May 17, 2004
99.2	Press Release issued by Chiron Vaccines dated May 5, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2004	Chiron Corporation

	By:	/s/William G. Green
Sr. Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release issued by Chiron Corporation dated May 17, 2004
99.2	Press Release issued by Chiron Vaccines dated May 5, 2004